INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-51085, 33-57822, 333-27551 and 333-58445 of Arizona Public Service Company on
Form S-3 and in Registration Statement No. 333-46161 of Arizona Public Service Company on Form S-8 of our report dated March 4, 1999, appearing in this Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona

March 26, 1999